UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2007

Metabolic Research, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

000-25879 (Commission File Number)	35-2065469 (IRS Employer Identification No.)

8333 Weston Road, Suite 106

Woodbridge, Ontario L4L 8E2

(Address of Principal Executive Offices, Zip Code)

(416) 626-5346

(Registrant's Telephone Number, Including Area Code)

Datastand Technologies, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 23, 2007, Metabolic Research, Inc. (the “Registrant”) entered into a Strategic Alliance Agreement with Partners In Science Holdings, Inc. (“PISH”).  Pursuant to such agreement, the Registrant and PISH agreed that each of them will fully cooperate with the other party in inserting the other party’s products into its marketing and distribution channels.   Each party also agreed to extend to the other party its usual factory discount allowances for sales, including such rights and residuals as customary.  The term of the agreement shall be for a period of three years, commencing on February 23, 2007.

For all the terms of the Strategic Alliance Agreement, reference is hereby made to such agreement annexed hereto as exhibit 10.2.  All statements made herein concerning such agreement are qualified by reference to said exhibit.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.

Not Applicable

(b) Pro forma financial information.

Not Applicable

(c) Shell company transactions.

Not Applicable

(d) Exhibits:

Exhibit 10.2

Strategic Alliance Agreement, dated February 23, 2007, between

Metabolic Research, Inc. and Partners In Science Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIC RESEARCH, INC.

Date: February 23, 2007

By:

/s/ Nick Montesano

Name:

Nick Montesano

Title:

Chief Executive Officer, Chief Financial

Officer, and Director